Exhibit 3.1

BARBARA K. CEGAVSKE Secretary of State KIMBERLEY PERONDI Deputy Secretary for Commercial Recordings	STATE OF NEVADA OFFICE OF THE SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street

Carson City, NV 89701
Telephone (775) 684-5708

Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400 North Las Vegas, NV 89030

Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

06/15/2021

Work Order Item Number:	W2021061402096-1394136
Filing Number:	20211536523
Filing Type:	Articles of Incorporation-For-Profit
Filing Date/Time:	6/14/2021 11:25:00 AM
Filing Page(s):	2

Indexed Entity Information:
Entity ID: E15365242021-1	Entity Name: La Rosa Holdings Corp.
Entity Status: Active	Expiration Date: None

Commercial Registered Agent

VCORP SERVICES, LLC

701 S. CARSON STREET, SUITE 200, Carson City, NV 89701, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,
/s/ BARBARA K. CEGAVSKE
BARBARA K. CEGAVSKE
Secretary of State

Commercial Recording Division

202 N. Carson Street

SECRETARY OF STATE

STATE OF NEVADA

DOMESTIC CORPORATION (78) CHARTER

I, BARBARA K. CEGAVSKE, the duly qualified and elected Nevada Secretary of State, do hereby certify that **La Rosa Holdings Corp.** did, on 06/14/2021, file in this office the original ARTICLES OF INCORPORATION-FOR-PROFIT that said document is now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said document contains all the provisions required by the law of the State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 06/15/2021.

BARBARA K. CEGAVSKE
Secretary of State

Certificate
Number: B202106151756159
You may verify this certificate online at http://www.nvsos.gov

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Filed in the Office of	Business Number E15365242021-1
Barbara K. Cegavske	Filing Number 20211536523
Secretary of State State Of Nevada	Filed On 6/14/2021 11:25:00 AM
	Number of Pages 2

ABOVE SPACE IS FOR OFFICE USE ONLY

Formation - Profit Corporation

☒ NRS 78 - Articles of Incorporation Domestic Corporation ☐ NRS 80 - Foreign Corporation ☐ NRS 89 - Articles of Incorporation Professional Corporation

☐ 78A Formation - Close Corporation

(Name of Close Corporation MUST appear in the below heading)

Articles of Formation of ______________________ a close corporation (NRS 78A)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Name of Entity: (If foreign, name in home jurisdiction)

La Rosa Holdings Corp.

2. Registered Agent for Service of Process: (Check only one box)

☒ Commercial Registered Agent:(name only below) ☐ Noncommercial Registered Agent (name and address below) ☐ Office or Position with Entity (title and address below)

VCorp Services, LLC

Name of Registered Agent OR Title of Office or Position with Entity

Street Address ____ City ____ Nevada Zip Code ____

Mailing Address (if different from street address) ____ City ____ Nevada Zip Code ____

2a. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity. If the registered agent is unable to sign the Articles of Incorporation, submit a separate signed Registered Agent Acceptance form.

X [signature] 06/14/2021

Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date

3. Governing Board: (NRS 78A, close corporation only, check one box; if yes, complete article 4 below)

This corporation is a close corporation operating with a board of directors ☐ Yes **OR** ☐ No

4. Names and Addresses of the Board of Directors/ Trustees or Stockholders

(NRS 78: Board of Directors/ Trustees is required.

NRS 78a: Required if the Close Corporation is governed by a board of directors.

NRS 89: Required to have the Original stockholders and directors. A certificate from the regulatory board must be submitted showing that each individual is licensed at the time of filing. See instructions)

#	Name	Country	Street Address	City	State	Zip/Postal Code
1)	Joe La Rosa	U.S.A	1420 Celebration Blvd., 2nd Floor	Celebration	FL	34747
2)						
3)						

5. Jurisdiction of Incorporation: (NRS 80 only)

5a. Jurisdiction of incorporation: ____

5b. I declare this entity is in good standing in the jurisdiction of its incorporation. ☐

This form must be accompanied by appropriate fees.

Page 1 of 2
Revised: 10/9/2019

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Formation - Profit Corporation

Continued, Page 2

6. Benefit Corporation: (For NRS 78, NRS 78A, and NRS 89, optional. See instructions.)	By selecting "Yes" you are indicating that the corporation is organized as a benefit corporation pursuant to NRS Chapter 78B with a purpose of creating a general or specific public benefit. The purpose for which the benefit corporation is created must be disclosed in the below purpose field. **Yes** ☐
7. Purpose/Profession to be practiced: (Required for NRS 80, NRS 89 and any entity selecting Benefit Corporation. See instructions.)	Transact lawful business for which corporation may be incorporated under the laws of the State of Nevada, as they may be amended from time to time.
8. Authorized Shares: (Number of shares corporation is authorized to issue)	Number of Authorized shares with Par value: 60,000,000 Par value: $0.0001 Number of Common shares with Par value: 50,000,000 Par value: $0.0001 Number of Preferred shares with Par value: 10,000,000 Par value: $0.0001 Number of shares with no par value: 0 If more than one class or series of stock is authorized, please attach the information on an additional sheet of paper.
9. Name and Signature of: Officer making the statement or Authorized Signer for NRS 80. **Name, Address and Signature of the Incorporator** for NRS 78, 78A, and 89. NRS 89 - Each Organizer/ Incorporator must be a licensed professional.	I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State. Name: Ross Carmel — Country: USA Address: 55 West 39th Street, 18th Floor — City: New York — State: NY — Zip/Postal Code: 10018 X [signature] (attach additional page if necessary)

AN INITIAL LIST OF OFFICERS MUST ACCOMPANY THIS FILING

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

This form must be accompanied by appropriate fees.

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Revised: 10/9/2019